CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated April 11, 2005 and July 18, 2005, on Consolidated Energy, Inc. consolidated financial statements for the period ended December 31, 2003 and 2004 included in the Registration Statement (Form SB-2) and related Prospectus of Consolidated Energy, Inc. dated February 13, 2006.


/s/ Killman Murrell & Company, P.C.
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Odessa, Texas
February 13, 2006